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                                                                    EXHIBIT 5.1
                                 BRYAN CAVE LLP
                       ONE METROPOLITAN SQUARE, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

Washington, D.C.                                                London, England
New York, New York                                   Frankfurt Am Main, Germany
Kansas City, Missouri                                      Riyadh, Saudi Arabia
Overland Park, Kansas                                       Kuwait City, Kuwait
Phoenix, Arizona                                    Dubai, United Arab Emirates
Los Angeles, California                                               Hong Kong
Santa Monica, California                           Affiliated Office In Beijing
Irvine, California

                                   May 6, 1996



Board of Directors
Brooks Fiber Properties, Inc.
425 Woods Mill Road South, Suite 300
Town & Country, Missouri  63017

Gentlemen:

                 We have acted as special counsel to Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of up to 3,400,000 shares of the Company's Voting Common Stock, par value $.01 per share (the "Common Stock"), and related Preferred Stock Purchase Rights, issuable upon exercise of options granted and to be granted under the Company's 1993 Stock Option Plan (the "BFP Plan") and 320,320 shares of Common Stock and related Preferred Stock Purchase Rights, issuable upon exercise of options granted in substitution for previously outstanding options granted under the Brooks Telecommunications Corporation ("BTC") 1993 Stock Option Plan (the "BTC Plan"). BTC was merged into the Company on January 2, 1996.

                 In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Restated Certificate of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

                 Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations stated herein, we are of the opinion that:


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Board of Directors
Brooks Fiber Properties, Inc.
May 6, 1996
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         (1)     The Company is a corporation validly existing in good standing under the laws of the State of Delaware; and

         (2)     When,

                 (i) the Registration Statement shall have become effective under the Act; and

                 (ii) the shares of Common Stock being offered and sold by the Company shall have been duly issued and sold as contemplated by the options granted and to be granted under the BFP Plan and the BTC Plan;

                 then such shares of Common Stock will be legally issued, fully paid and non-assessable.

                 This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the Act.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of such shares of Common Stock.
In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /S/ BRYAN CAVE LLP

                                                  Bryan Cave LLP